Securities and Exchange Commission
                             Washington, D.C. 20549

                            Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )
Filed by the Registrant [X]
Filed by a Party other than the  Registrant[ ]
Check the appropriate box:
[ ] Preliminary  Proxy Statement
[ ] Confidential,  for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive  Proxy  Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material  Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            Scholastic Corporation
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing  Fee (Check the  appropriate  box):
[ ] No fee  required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which  transaction  applies:

         --------------------------------------------------------------

         2) Aggregate number of securities to which transaction  applies:

         --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         --------------------------------------------------------------

         4) Proposed maximum  aggregate value of transaction:

         --------------------------------------------------------------

         5) Total fee paid:

         --------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

        ---------------------------------------------------------------

        2) Form,  Schedule or Registration  Statement No.:

        ---------------------------------------------------------------

        3) Filing Party:

        ---------------------------------------------------------------

        4) Date Filed:

        ---------------------------------------------------------------

                             SCHOLASTIC CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



TO HOLDERS OF COMMON STOCK AND CLASS A STOCK:

The Annual Meeting of Stockholders of Scholastic Corporation (the "Company") will be held at the Company's corporate headquarters located at 555 Broadway, New York, New York on Wednesday, September 16, 1998 at 9:00 a.m., local time, for the following purposes:

MATTERS TO BE VOTED UPON BY HOLDERS OF THE CLASS A STOCK

        o Fixing at 15 the number of directors constituting the full Board of Directors until the next annual meeting of stockholders.

        o  Electing 12 directors of the Board of Directors.

        o Ratifying the appointment Ernst & Young LLP as independent auditors.

        o Approving an amendment to the Company's 1995 Stock Option Plan to increase the number of authorized shares available for issuance upon the exercise of options granted thereunder.

MATTERS TO BE VOTED UPON BY HOLDERS OF THE COMMON STOCK

         o Electing three directors of the Board of Directors.

In addition to the foregoing purposes, such other business may be transacted as may properly come before the meeting and any adjournment thereof.

A proxy statement describing the matters to be considered at the Annual Meeting of Stockholders is attached to this notice. Only stockholders of record of the Common Stock and the Class A Stock at the close of business on August 6, 1998 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, WE URGE YOU TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY CARD.

                       By Order of the Board of Directors

                       /s/Charles B. Deull
                       -------------------
                       Charles B. Deull
                       Senior Vice President and Secretary
                       August 26, 1998


                             SCHOLASTIC CORPORATION

                                 PROXY STATEMENT

                                TABLE OF CONTENTS

Solicitation of Proxies..............................................................................    1
         General Information.........................................................................    1
         Voting Securities of the Company............................................................    2
         Principal Holders of Class A Stock and Common Stock.........................................    3
         Change of Control Arrangements..............................................................    5
         Section 16(a) Beneficial Ownership Reporting Compliance ....................................    5
         Share Ownership of Management...............................................................    6
Executive Compensation...............................................................................    8
         Summary Compensation Table..................................................................    8
         Option Grants in Fiscal 1998................................................................    9
         Aggregated Option Exercises in Fiscal 1998
                and Fiscal 1998 Year-End Option Values...............................................   10
         Pension Plan................................................................................   10
         Stock Price Performance Graph...............................................................   11
         The Human Resources and Compensation Committee's
                  Report on Executive Compensation...................................................   11
MATTERS SUBMITTED TO STOCKHOLDERS....................................................................   15
Election of Directors and Related Matters............................................................   15
o    Setting the Number of Directors.................................................................   15
o    Election of Directors...........................................................................   15
         Nominees for Election by the Holders of Class A Stock.......................................   16
         Nominees for Election by the Holders of Common Stock........................................   17
         Meetings of the Board of Directors and its Committees.......................................   19
         Director Compensation......................................................................    21
         Certain Transactions and Certain Relationships.............................................    22
Ratification of Selection of Independent Auditors...................................................    22
Directors' Proposal to Approve and Adopt Amendment No. 1 to Increase
         the Shares of Common Stock Reserved for Issuance Under the Scholastic
         Corporation 1995 Stock Option Plan..........................................................   23
Stockholder Proposals for 1999 Meeting...............................................................   26
Other Matters........................................................................................   26
Appendix I:  Amendment No. 1 to the Scholastic Corporation 1995 Stock Option Plan....................  A-1



                             SCHOLASTIC CORPORATION
                      555 Broadway New York, New York 10012

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                               September 16, 1998

                                 ---------------


                             SOLICITATION OF PROXIES


GENERAL INFORMATION

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Scholastic Corporation, a Delaware corporation (the "Company"), to be voted at its Annual Meeting of Stockholders (the "Annual Meeting") which will be held at 555 Broadway, New York, New York at 9:00 a.m., local time, on Wednesday, September 16, 1998, and at any adjournments thereof,

        Shares represented by each proxy properly executed and returned will be voted unless revoked. A stockholder may revoke a proxy at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Any written notice revoking a proxy should be sent to the attention of Charles B. Deull, Senior Vice President and Secretary, Scholastic Corporation, 555 Broadway, New York, New York 10012.

        This proxy statement and the accompanying  form of proxy,  together with
the  Company's  1998  Annual  Report  to  Stockholders,   are  being  mailed  to
stockholders on or about August 26, 1998.

        If a stockholder is the beneficial owner of the Company's Common Stock under the Scholastic Inc. 401(k) Savings and Retirement Plan, a direction and proxy will be delivered to Putnam Fiduciary Trust Company, as trustee, in connection with the shares beneficially owned by said stockholder and held by the trustee. The trustee will vote the Common Stock in accordance with the directions received from the beneficial owners.

        The cost of soliciting proxies will be borne by the Company. In addition to the solicitation by mail, proxies may be solicited by officers, directors and employees of the Company in person or by telephone, telegraph or facsimile. The Company has retained

ChaseMellon Shareholder Services to assist in the solicitation for a fee estimated at $4,500 plus reasonable expenses. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to principals.


VOTING SECURITIES OF THE COMPANY

        Only holders of record of the Company's Common Stock, $.01 par value ("Common Stock"), and Class A Stock, $.01 par value ("Class A Stock"), at the close of business on August 6, 1998 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, there were outstanding 15,460,571 shares of Common Stock and 828,100 shares of Class A Stock.

        The Amended and Restated Certificate of Incorporation of the Company (the "Certificate") provides that the holders of shares of Class A Stock, voting as a class, have the right (i) to fix the size of the Board of Directors so long as it does not consist of less than three nor more than 15 directors, (ii) to elect all the directors, subject to the right of the holders of shares of Common Stock, voting as a class, to elect such minimum number of the members of the Board of Directors as shall equal at least one-fifth of the members of the Board of Directors, and (iii) to exercise, exclusive of the holders of the shares of Common Stock, all other voting rights of stockholders of the Company. The
Certificate also provides that, except as otherwise provided by statute, the voting rights of the holders of shares of Common Stock are limited to the right, voting as a class, to elect such minimum number of the members of the Board of Directors as shall equal at least one-fifth of the members of the Board of Directors.

        Each share of Common Stock and Class A Stock is entitled to one vote. No holders of either class of stock have cumulative voting rights. At the Annual Meeting, holders of the Common Stock will vote on the election of three directors to the Board of Directors. All other proposals set for in the notice attached to this proxy statement will be voted on by the holders of the Class A Stock.

        The vote required for approval of each of the proposals before the stockholders at the Annual Meeting is specified in the description of such proposal. Under the Company's Bylaws, for the purpose of determining whether a proposal has received the required vote, abstentions will not be considered as votes cast and will have no effect. Because none of the shares of Class A Stock are held by brokers, the effect of broker non-votes is not applicable.

PRINCIPAL HOLDERS OF CLASS A STOCK AND COMMON STOCK

        The following sets forth information regarding persons who, to the best of the Company's knowledge, beneficially owned five percent or more of any class of the Company's voting shares outstanding on August 6, 1998. Under the rules and regulations of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has, or shares, voting power or investment power with respect to a security is considered a beneficial owner of such security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.

-------------------------------------------------------------------------------------------------
                                   CLASS A STOCK                           COMMON STOCK
                         -----------------------------------     --------------------------------
                              AMOUNT AND                           AMOUNT AND
                              NATURE OF                            NATURE OF
NAME AND ADDRESS OF           BENEFICIAL          PERCENT OF       BENEFICIAL          PERCENT OF
BENEFICIAL OWNER            OWNERSHIP(1)(2)         CLASS        OWNERSHIP(1)(2)        CLASS(1)
-------------------------------------------------------------------------------------------------
Richard Robinson
  c/o Scholastic Corporation
555 Broadway
New York, NY 10012             445,452(3)            53.80%           873,463(4)          5.60%
-------------------------------------------------------------------------------------------------
Trust under the Will of
  Maurice R. Robinson (5)
c/o Scholastic Corporation
555 Broadway
New York, NY 10012             324,310               39.20%           841,546             5.40%
-------------------------------------------------------------------------------------------------
Trust under the Will of
  Florence L. Robinson (6)
c/o Scholastic Corporation
555 Broadway
New York, NY 10012              58,338                7.00%           175,000             1.10%
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Except as indicated in the Notes below, each person named in the table above or in such Notes has sole voting and investment power with respect to the shares shown to be beneficially owned by such person.

(2) The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis. The additional shares of Common Stock issuable upon conversion of Class A Stock are not included in the table as beneficially owned. If Mr. Robinson, the trustees of the Maurice R. Robinson Trust or the trustees of the Florence
     L. Robinson Trust, respectively, would elect to convert all of the shares of Class A Stock owned beneficially by such holder into shares of Common Stock, the percentage of the outstanding shares of Common Stock owned beneficially by such holders then would increase to 8.2%, 7.4% and 1.5%, respectively.
(3) Excludes 324,310 shares of Class A Stock owned by the Maurice R. Robinson Trust and 58,338 shares of Class A Stock owned by the Florence L. Robinson Trust. Mr. Robinson and the other trustees of such Trusts referred to in Notes (5) and (6) below have disclaimed beneficial ownership of the shares of Class A Stock and Common Stock owned by such Trusts.

(4) Includes 132,076 shares of Common Stock under options exercisable by Mr. Robinson within 60 days, 3,797 shares of Common Stock for which Mr. Robinson is custodian under a separate custodial account for one of his sons and 9,465 shares of Common Stock with respect to which Mr. Robinson had voting rights at May 31, 1997 under the Scholastic Inc. 401(k) Savings and Retirement Plan (the "401(k) Plan"). Does not include 137,427 shares of Common Stock beneficially owned by Helen V. Benham, an employee and director of Scholastic and the wife of Richard Robinson, 841,546 shares of Common Stock owned by the Maurice R. Robinson Trust, 175,000 shares of Common Stock owned by the Florence L. Robinson Trust and 74,547 shares of Common Stock owned by the Richard Robinson and Helen Benham Charitable Fund, as to which, in each case, Mr. Robinson disclaims beneficial ownership.

(5) Richard Robinson, Chairman of the Board, President and Chief Executive Officer of Scholastic, and Barbara Robinson Buckland, Mary Sue Robinson Morrill and William W. Robinson, all of whom are siblings of Richard Robinson, are trustees of the Maurice R. Robinson Trust, with shared voting and investment power with respect to the shares owned by the Maurice R. Robinson Trust. Under the terms of the Maurice R. Robinson Trust, the vote of a majority of the trustees is required to vote or direct the disposition of the shares held by the Maurice R. Robinson Trust. The Maurice R. Robinson Trust has filed a Statement on Schedule 13G with the SEC regarding its beneficial ownership of the Company's Common Stock. See also Note (7) below.

(6) Richard Robinson and Mary Sue Robinson Morrill are the co-trustees of the Florence L. Robinson Trust, with shared voting and investment power with respect to the shares owned by the Florence L. Robinson Trust. Any acts by the Florence L. Robinson Trust require the approval of each Trustee. See also Note (7) below.

(7) Each of Richard Robinson, Barbara Robinson Buckland, Mary Sue Robinson Morrill and William W. Robinson have filed Statements on Schedule 13G with the SEC regarding their beneficial ownership of the Company's Common Stock. Based on such Statements and subsequent information made available to the Company, the aggregate beneficial ownership of the Company's Common Stock by such persons (including 1,165,856 shares of Common Stock beneficially owned by the Maurice R. Robinson Trust in the case of each of such persons and 233,338 shares of Common Stock beneficially owned by the Florence A. Robinson Trust in the case of Richard Robinson and Mary Sue Robinson Morrill, as to which beneficial ownership, in each case, has been disclaimed by such persons) is as follows: Richard Robinson - 1,251,239 shares (sole voting and investment power) and 1,399,194 shares (shared voting and investment power); Barbara Robinson Buckland - 228,889 shares (sole voting and investment power) and 1,165,856 shares (shared voting and investment power); Mary Sue Robinson Morrill - 2,006 shares (sole voting and investment power) and 1,776,734 shares (shared voting and investment power); and William W. Robinson - 195,599 shares (sole voting and investment power) and 1,165,856 shares (shared voting and investment power).

CHANGE OF CONTROL ARRANGEMENTS

        Pursuant to an agreement dated July 23, 1990 between the Maurice R. Robinson Trust and Richard Robinson, the Maurice R. Robinson Trust has agreed that if it receives an offer from any person to purchase any or all of the shares of Class A Stock owned by the Maurice R. Robinson Trust and it desires to accept such offer, Richard Robinson shall have the right of first refusal to purchase all, but not less than all, of the shares of Class A Stock that such person has offered to purchase for the same price and on the same terms and conditions offered by such person. In the event Richard Robinson does not elect to exercise such option, the Maurice R. Robinson Trust shall be free to sell such shares of Class A Stock in accordance with the offer it has received. In addition, if Richard Robinson receives an offer from any person to purchase any or all of his shares of Class A Stock and the result of that sale would be to transfer to any person other than Richard Robinson or his heirs voting power sufficient to enable such other person to elect the majority of the Board of Directors, either alone or in concert with any person other than Richard Robinson, his heirs or the Maurice R. Robinson Trust (a "Control Offer"), and Mr. Robinson desires to accept the Control Offer, the Maurice R. Robinson Trust shall have the option to sell any or all of its shares of Class A Stock to the person making the Control Offer at the price and on the terms and conditions set forth in the Control Offer. If the Maurice R. Robinson Trust does not exercise its option, Mr. Robinson shall be free to accept the Control Offer and to sell the shares of Class A Stock in accordance with the terms of the Control Offer. If the Maurice R. Robinson Trust exercises its option, Mr. Robinson cannot accept the Control Offer unless the person making the Control Offer purchases the shares of Class A Stock that the Maurice R. Robinson Trust has elected to sell.


SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE


        Section 16(a) of the Securities Exchange Act requires directors, executive officers and persons who are the beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership with the SEC. Reporting persons are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file. To the best of the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company and other written representations that no other reports were required during the fiscal year ended May 31, 1998, the Company believes its directors, executive officers and greater than ten percent beneficial owners timely filed all required Section 16(a) reports, with the exception of a report on Form 3 filed after the due date with respect to holdings attributable to Mary Sue Robinson Morrill, primarily as trustee under the Maurice R. Robinson Trust, and a report on Form 4 filed after the due date by Deborah A. Forte with respect to fifty shares of Common Stock she inherited.

SHARE  OWNERSHIP  OF  MANAGEMENT

        On August 6, 1996, each director, director nominee and named executive officer reported under the caption "Executive Compensation," and all directors, director nominees and executive officers as a group, beneficially owned shares of the Company's Class A Stock and Common Stock as follows:


-------------------------------------------------------------------------------------------------
                                   CLASS A STOCK                           COMMON STOCK
                         -----------------------------------     --------------------------------
                              AMOUNT AND                           AMOUNT AND
                              NATURE OF                            NATURE OF
                             BENEFICIAL          PERCENT OF       BENEFICIAL          PERCENT OF
NAME AND TITLE              OWNERSHIP(1)(2)        CLASS         OWNERSHIP(1)(2)       CLASS(1)
-------------------------------------------------------------------------------------------------
DIRECTORS
-------------------------------------------------------------------------------------------------
Richard Robinson               445,452(2(3)         53.8%           873,463(2)4)         5.60%
-------------------------------------------------------------------------------------------------
Rebeca M. Barrera                                                     3,287(5)             *
-------------------------------------------------------------------------------------------------
Helen V. Benham                                                     141,224(6)             *
-------------------------------------------------------------------------------------------------
Frederic J. Bischoff                                                 26,890(7)             *
-------------------------------------------------------------------------------------------------
John Brademas                                                         3,502(5)             *
-------------------------------------------------------------------------------------------------
John C. Burton                                                        3,502(5)             *
-------------------------------------------------------------------------------------------------
Alonzo A. Crim                                                        3,502(5)             *
-------------------------------------------------------------------------------------------------
Ramon C. Cortines                                                     3,287(5)             *
-------------------------------------------------------------------------------------------------
Charles T. Harris                                                     8,153(5)             *
-------------------------------------------------------------------------------------------------
Andrew S. Hedden                                                      1,000                *
-------------------------------------------------------------------------------------------------
Mae C. Jemison                                                        3,502(5)             *
-------------------------------------------------------------------------------------------------
Richard A. Krinsley                                                   4,296                *
-------------------------------------------------------------------------------------------------
John G. McDonald                                                      3,502(5)             *
-------------------------------------------------------------------------------------------------
Augustus K. Oliver                                                    1,287(8)             *
-------------------------------------------------------------------------------------------------
Richard M. Spaulding                                                139,065(9)             *
-------------------------------------------------------------------------------------------------

NAMED EXECUTIVE OFFICERS
-------------------------------------------------------------------------------------------------
Richard Robinson              445,452(2)(3)         53.8%           873,463(2)(4)        5.60%
-------------------------------------------------------------------------------------------------
Barbara A. Marcus                                                   133,542(10)            *
-------------------------------------------------------------------------------------------------
Ruth L. Otte                                                         84,513(11)            *
-------------------------------------------------------------------------------------------------
Deborah A. Forte                                                    125,692(12)            *
-------------------------------------------------------------------------------------------------
Kevin J. McEnery                                                     80,862(13)            *
-------------------------------------------------------------------------------------------------
All directors and executive
officers as a group
(31 persons including
those  named above)           445,452(2)(3)         53.8%         2,128,990(14)          12.9%(14)
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

*   Less than 1.0%

(1) Except as indicated in the Notes below, each person named has sole voting and investment power with respect to the shares shown opposite his or her name.

(2) The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis. The additional shares of Common Stock issuable upon conversion of Class A Stock are not included in the table as beneficially owned. See the information with respect to Richard Robinson under "Principal Holders of Class A Stock and Common Stock" above.

(3) Excludes 324,310 shares of Class A Stock owned by the Maurice R. Robinson Trust, as to which Mr. Robinson disclaims beneficial ownership, and 58,338 shares of Class A Stock owned by the Florence L. Robinson Trust, as to which Mr. Robinson disclaims beneficial ownership.

(4) Includes 132,076 of Common Stock under options exercisable by Mr. Robinson within 60 days, 3,797 shares of Common Stock for which Mr. Robinson is custodian under a separate custodial account for one of his sons and 9,465 shares of Common Stock with respect to which Mr. Robinson had voting rights at May 31, 1998 under the 401(k) Plan. Does not include 137,427 shares of Common Stock beneficially owned by Helen V. Benham, an executive officer and director of the Company and the wife of Richard Robinson, 841,546 shares of Common Stock owned by the Maurice R. Robinson Trust, 175,000 shares of Common Stock owned by the Florence L. Robinson Trust and 74,547 shares of Common Stock owned by the Richard Robinson and Helen Benham Charitable Fund, as to which, in each case, Mr. Robinson also disclaims beneficial ownership.

(5) Includes options under which such director may purchase 3,000 shares of Common Stock within 60 days.

(6) Includes 6,861 shares of Common Stock under options exercisable by Ms. Benham within 60 days; 3,797 shares of Common Stock for which Ms. Benham is custodian under a separate custodial account for one of her sons and 80 shares of Common Stock with respect to which she had voting rights as of May 31, 1998 under the 401(k) plan. Excludes 869,666 shares of Common Stock owned by Richard Robinson and 74,547 shares of Common Stock owned by the Richard Robinson and Helen Benham Charitable Fund, as to which, in each case, Ms. Benham also disclaims beneficial ownership.

(7) Does not include 2,100 shares of Common Stock owned by Mr. Bischoff's wife and 50 shares of Common Stock owned by Mr. Bischoff's daughter, as to which Mr. Bischoff disclaims beneficial ownership.

(8) Does not include 1,500 shares of Common Stock owned by Mr. Oliver's daughter, as to which Mr. Oliver disclaims beneficial ownership.

(9) Includes 5,798 shares of Common Stock under options exercisable by Mr. Spaulding within 60 days and 31,788 shares of Common Stock for which Mr. Spaulding is custodian under separate custodial accounts for his children.

(10)Includes options to purchase 132,647 shares of Common Stock under options exercisable by Ms. Marcus within 60 days and 895 shares of Common Stock with respect to which she had voting rights at May 31, 1998 under the 401(k) Plan.

(11)Includes options to purchase 84,513 shares of Common Stock under options exercisable by Ms. Otte within 60 days.

(12)Includes 125,642 shares of Common Stock under options exercisable by Ms. Forte within 60 days.

(13)Includes 729 shares of Common Stock with respect to which Mr. McEnery had voting rights at May 31, 1998 under the 401(k) Plan and 80,862 shares of Common Stock under options exercisable by him within 60 days.

(14)Includes an aggregate of 963,907 shares of Common Stock under options exercisable within 60 days and an aggregate of 15,182 shares of Common Stock with respect to which the group had voting rights at May 31, 1998 under the 401(k) Plan. If Richard Robinson elected to convert all of his Class A Stock into shares of Common Stock, the percentage of outstanding shares of Common Stock beneficially owned by all directors and officers as a group would be 15.2%.

                             EXECUTIVE COMPENSATION

         The following table sets forth information regarding the cash compensation paid or accrued by the Company and its subsidiaries for services of the Chief Executive Officer and the four other most highly compensated executive officers of the Company in respect of the fiscal years ended May 31, 1998, 1997 and 1996:


                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------
                                      ANNUAL                     LONG-TERM
                                   COMPENSATION                COMPENSATION
                          ------------------------------------------------------
                                                                   AWARDS
                          ------------------------------------------------------
                                                                 SECURITIES
NAME AND PRINCIPAL        FISCAL                                 UNDERLYING     ALL OTHER
   POSITION                YEAR      SALARY    BONUS (1)         OPTIONS(1)     COMPENSATION(2)
-----------------------------------------------------------------------------------------------
Richard Robinson           1998     $600,000   $270,000            257,076        $13,229
Chairman of the Board,     1997     $600,000   $      0                  0        $12,030
President and CEO          1996     $526,938   $250,000                  0        $ 6,326
-----------------------------------------------------------------------------------------------
Barbara A. Marcus          1998     $500,000   $187,500            105,897        $ 7,302
EVP, Children's Book       1997     $500,000   $      0                  0        $ 7,927
Publishing                 1996     $350,000   $190,477             25,000        $ 2,126
-----------------------------------------------------------------------------------------------
Ruth L. Otte               1998     $400,000   $120,000            109,513        $ 1,858
EVP, Education Group       1997     $400,000   $      0             50,000        $ 6,163
                           1996     $161,538   $ 54,756                  0        $     0
-----------------------------------------------------------------------------------------------
Deborah A. Forte           1998     $315,000   $127,500            110,317        $ 7,274
EVP; Division Head,        1997     $315,000   $      0             57,500        $ 5,926
Scholastic Entertainment   1996     $285,000   $138,795             34,700        $ 3,757
-----------------------------------------------------------------------------------------------
Kevin J. McEnery           1998     $318,000   $119,250             70,833        $ 8,132
EVP and CFO                1997     $318,000   $      0                  0        $ 6,542
                           1996     $275,000   $113,695                  0        $ 4,012
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

(1) Fiscal 1998 stock option awards include July 15, 1997 grants in lieu of both cash bonuses for fiscal 1997 and base salary increases for fiscal 1998 with respect to Mr. Robinson, Ms. Marcus, Ms. Otte, Ms. Forte and Mr. McEnery, who received options to purchase 7,076 shares, 5,897 shares, 9,513 shares, 10,317 shares and 5,883 shares of Common Stock, respectively, in lieu of such cash bonuses and salary increases.

(2) Includes matching contributions made by the Company on behalf of Mr. Robinson, Ms. Marcus, Ms. Forte and Mr. McEnery in connection with their participation in the 401(k) Plan in fiscal 1998 of $4,754, $5,562, $6,254 and $6,392, respectively, and life insurance premiums (including premiums paid for executive life coverage) paid by the Company in fiscal 1998 with respect to Mr. Robinson, Ms. Marcus, Ms. Otte, Ms. Forte and Mr. McEnery of $8,475, $1,740, $1,858, $1,020 and $1,740, respectively.

OPTION GRANTS IN FISCAL 1998

        The following table sets forth information concerning individual grants of stock options made to the named executives during fiscal 1998, together with the number and value of exercisable/unexercisable options at May 31, 1998.

--------------------------------------------------------------------------------------------------------------

                                     INDIVIDUAL GRANTS (1)
--------------------------------------------------------------------------------------------------------------
                                                                                  POTENTIAL REALIZABLE VALUE
                                    % OF TOTAL                                      AT ASSUMED ANNUAL RATES
                                      OPTIONS                                     OF STOCK PRICE APPRECIATION
                       OPTIONS      GRANTED TO       EXERCISE OR                      FOR OPTION TERM (2)
                       GRANTED     EMPLOYEES IN      BASE PRICE     EXPIRATION    ----------------------------
NAME                   (SHARES)     FISCAL 1998       ($/SHARE)        DATE            5%            10%
--------------------------------------------------------------------------------------------------------------
                        7,076                          $35.19         7/16/07       $  137,283   $  338,135
Richard Robinson      125,000          13.8%           $36.69         9/17/07       $2,528,529   $6,227,888
                      125,000                          $37.69         5/14/08       $2,962,880   $7,508,519
--------------------------------------------------------------------------------------------------------------
                       55,897                          $35.19         7/16/07       $1,084,471   $2,671,104
Barbara A. Marcus                       5.7%
                       50,000                          $37.69         5/14/08       $1,185,152   $3,003,408
--------------------------------------------------------------------------------------------------------------
                       59,513                          $35.19         7/16/07       $1,154,626   $2,843,899
Ruth L. Otte                            5.9%
                       50,000                          $37.69         5/14/08       $1,185,152   $3,003,408
--------------------------------------------------------------------------------------------------------------
                       60,317                          $35.19         7/16/07       $1,170,225   $2,882,319
Deborah A. Forte                        5.9%
                       50,000                          $37.69         5/14/08       $1,185,152   $3,003,408
--------------------------------------------------------------------------------------------------------------
                       40,883                          $35.19         7/16/07        $ 792,211   $1,951,253
Kevin J. McEnery                        3.8%
                       30,000                          $37.69         5/14/08        $ 711,091   $1,802,045
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

(1) All options are exercisable for Common Stock at an exercise price equal to the fair market value of the Common Stock at the date of grant. All options are exercisable beginning one year from the date of grant, except as to options to purchase 30,000 shares of Common Stock by Mr. McEnery which are exercisable 25 percent each year beginning one (1) year from date of grant.

(2) The dollar amounts under the 5% and 10% columns in the table above are the result of calculations required by the SEC and therefore are not intended to forecast possible future appreciation of the stock price of the Company. Although permitted by the SEC's rules, the Company did not use an alternate formula for grant date valuation because the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. No gain on the stock options awarded to the named executives or other employees is possible without appreciation in the price of the Company's Common Stock, which will benefit all stockholders. The real value of the options in this table depends upon the actual performance of the Company's Common Stock during the applicable period.

AGGREGATED  OPTION  EXERCISES  IN FISCAL 1998 AND FISCAL  1998  YEAR-END
OPTION VALUES

        The  following  table  sets  forth  information   concerning  individual
exercised/unexercised options held by the named executives during the Company's 1998 fiscal year ended May 31, 1998.

---------------------------------------------------------------------------------------------------------------------
                              SHARES                        NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                             ACQUIRED          VALUE         OPTIONS AT FY-END            IN-THE-MONEY OPTIONS AT
                            ON EXERCISE      REALIZED          (SHARES)(#)                    FY-END($)(1)
NAME                            (#)             ($)        EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------
Richard Robinson                 --             --               7,076/250,000                 $34,036/$702,500
---------------------------------------------------------------------------------------------------------------------
Barbara A. Marcus             20,000         $628,213           132,647/56,250              $1,555,725/$115,500
---------------------------------------------------------------------------------------------------------------------
Ruth L. Otte                     --             --               77,544/81,969                $286,258/$115,500
---------------------------------------------------------------------------------------------------------------------
Deborah A. Forte                 --             --              125,642/89,375                $331,375/$115,500
---------------------------------------------------------------------------------------------------------------------
Kevin J. McEnery                 --             --               77,133/68,750                $207,885/$195,563
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

(1) Based on per share closing price of $40.00 on May 29, 1998 as reported on the National Association of Securities Dealers, Inc., Automated Quotations - National Market System.


PENSION  PLAN

        The Retirement Income Plan for Employees of Scholastic Inc. (the "Retirement Plan") is a contributory defined benefit pension plan covering all domestic salaried and hourly employees of the Company who have attained age 21 and have completed one year of service. The Retirement Plan is administered by an employee committee, consisting of six members of management of the Company, which is appointed by the Board of Directors. Each participant is required to contribute 3% of his or her basic annual compensation (excluding overtime pay, bonuses and other special compensation) in excess of $20,000. For periods after July 1, 1990, the benefit formula under the Retirement Plan provides for an annual benefit payable at retirement equal to, for each year of credited service, 11/2% of that portion of participant's basic annual compensation up to $13,650, plus 2% of that portion of the participant's basic annual compensation in excess of $13,650. Participants in the Retirement Plan become fully vested in their accrued benefits upon the earlier of the completion of five years of service or attainment of age 65. Death benefits are payable to the surviving spouse of a vested participant unless waived by such spouse. The Company is required to make annual contributions to the Retirement Plan in such amounts as are actuarially required to fund the benefits of participants thereunder. At May 31, 1998, Richard Robinson, Barbara Marcus and Kevin McEnery had earned estimated annual benefit payments under the Retirement Plan of $58,599, $37,787 and $10,300, respectively, payable upon retirement at age 65. Ruth Otte and Deborah Forte have elected not to participate in the Retirement Plan. The Retirement Plan does not provide for Social Security or other deductions from the monthly pension benefit payable thereunder.


STOCK PRICE PERFORMANCE GRAPH

        The graph below provides an indicator of cumulative total stockholder returns for the Company for the period June 1, 1993 to May 31, 1998 compared with the NASDAQ Composite Index and a peer group. The peer group is comprised of the largest U.S. publicly traded companies which compete against the Company in its principal industry segment. The members of the peer group are as follows:
Harcourt General, Inc., Houghton Mifflin Co., The McGraw-Hill Companies, Golden Books Family Entertainment, Inc. and Reader's Digest Association, Inc.


(The following table represents a chart in the printed report)

          Scholastic         Nasdaq         Peer Group
          ----------         ------         ----------
5/31/93       100            100                100
5/31/94        97.28         104.95             104.41
5/31/95       150.34         123.42             114.29
5/31/96       169.39         177.5              131.76
5/31/97        80.95         199.89             133.82
5/31/98       108.84         253.93             163.09



THE HUMAN RESOURCES AND COMPENSATION
COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

        The Company's compensation program for its executive officers and other senior management is administered by the Human Resources and Compensation Committee (the "HRCC") of the Board of Directors.

        The HRCC believes that compensation for executives officers and other senior management should be determined according to a competitive framework based on financial performance of the Company, individual contributions, teamwork and business division or area results. Such factors are critical to enhancing the value and development of the

Company's franchises which in turn builds shareholder value. In determining the compensation payable to the Company's executive officers, the HRCC seeks to achieve the following objectives through a combination of fixed and variable compensation:

o PAY COMPETITIVELY -- Provide a total compensation package that is consistent with competitive practices, enabling the Company to attract, motivate and retain qualified executives;

o PAY FOR PERFORMANCE -- Create a direct link between the aggregate compensation payable to each executive officer and the financial performance of the Company generally and the results of the specific business division or area for which the executive is responsible; and

o EXECUTIVES AS STOCKHOLDERS -- Link a portion of each executive officer's compensation opportunity directly to the value of the Company's Common Stock through the use of stock-based awards.

The programs adopted in order to implement the HRCC's compensation philosophy and to reflect the Company's financial performance have been developed with the assistance of consultants and counsel. The HRCC periodically reviews its compensation practices in light of its compensation philosophy. For the fiscal years ended May 31, 1998 and 1997, the compensation structure of the Company was revised to increase variable compensation as part of the total compensation package. During fiscal 1998, 198 individuals received stock option awards to purchase an aggregate of 1,858,668 shares of Common Stock under the Company's stock option plans. Of these awards, options to purchase 217,060 shares were awarded in July 1997 in lieu of both cash bonuses which would have otherwise been paid for the fiscal year ended May 31, 1997 and annual base salary increases for the fiscal year ended May 31, 1998. All options awarded in lieu of bonuses and base salary increases vested one year from the date of grant.

BASE SALARY. In establishing each executive officer's base salary, the HRCC considers several factors, including individual performance, competitive market conditions for recruiting and retaining executive talent and changes in responsibilities.

Base salaries are reviewed annually and generally approximate competitive rates, as adjusted for individual performance. In determining base salaries, the HRCC's focus is on retaining and recruiting executive talent. Accordingly, the HRCC considers executive compensation of a broad group of companies in the publishing and entertainment fields, including the Company's direct competitors comprising the "Peer Group" used in the Stock Performance Graph in this proxy statement. During fiscal 1998, the Company entered into an employment agreement with an executive officer, providing for, among other things, a minimum base salary, to assure the continued retention of such executive.

During fiscal 1998, the base salaries of executive officers were generally not increased in order to meet cost containment targets set by the Company for the fiscal year. As noted, executive officers were awarded stock options in lieu of base salary increases for fiscal 1998. Consistent with the Company's cost containment efforts, Mr. Richard Robinson, Chairman of the Board, Chief Executive Officer and President of the Company, received no increase during fiscal 1998 to his annual base salary of $600,000 set in fiscal 1997. Mr. Robinson was awarded options to purchase 1,748 shares of Common Stock in lieu of a base salary increase.

ANNUAL BONUS INCENTIVE. For the 1998 fiscal year, annual bonus targets were established by the HRCC based on divisional and corporate performance. Bonus potentials for executive officers were set at amounts deemed appropriate for their current positions. Actual bonus amounts for the 1998 fiscal year were determined principally on the level of corporate financial performance and, to a lesser extent, divisional and individual performance and contribution to corporate goals. Cash bonuses for the period were paid in August 1998.

The HRCC awarded Mr. Robinson an annual bonus of $270,000 for fiscal 1998. This amount was determined primarily in accordance with pre-established targets and reflects Mr. Robinson's leadership of the Company's turnaround during fiscal 1998.

EQUITY-BASED INCENTIVES. Stock options historically have been the Company's primary form of long-term incentive compensation. The HRCC grants stock options as part of executive compensation as a means to motivate superior performance and to directly link the economic interests of executives with those of stockholders. Options granted to each named executive officer in fiscal 1998 represent a significant portion of such officer's total compensation opportunity. Consistent with the HRCC's goals, all option awards in fiscal 1998 were made at the fair market value of the Common Stock at the date of grant and all or a portion of the options granted to the named executive officers vest one year from the date of grant. The size of an option award was based on the HRCC's subjective evaluation of a number of factors, including the level of responsibility of the individual, competitive market practice, past grants and other matters relating to an individual's performance and ability to influence corporate results. The HRCC believes that these awards are within the competitive range for awards made by the Company's competitors for executive talent. The actual grant of stock options is made by the Stock Option Committee of the Board of Directors, which is comprised solely of members of the HRCC.

During fiscal 1998, Mr. Robinson was awarded options to purchase 257,076 shares of the Company's Common Stock. These awards represent the first grant of new stock options to Mr. Robinson since 1987. Of the amount awarded, options to purchase 250,000 shares of Common Stock were granted pursuant to a long-term incentive plan established by the HRCC for Mr. Robinson in September 1997 for the fiscal years 1997, 1998, 1999 and 2000. Given the key importance of Mr. Robinson to the Company and his role in its management and operations, the HRCC believes that it was in the best interests of the Company and its stockholders to establish the longer term incentive program involving option grants to Mr. Robinson. Under this incentive program, Mr. Robinson will be granted, on an annual basis over a four year period, options to purchase 125,000 shares of Common Stock of the Company with an exercise price equal to the fair market value thereof on each date of grant. Pursuant to this plan, the HRCC awarded to Mr. Robinson options to purchase 125,000 shares of the Company's Common Stock for each of fiscal 1997 and 1998 at an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. All options granted to Mr. Robinson under this plan will vest one year from the date of grant. Of the balance of the options awarded to Mr. Robinson, options to purchase 5,328 shares of Common Stock were in lieu of his fiscal 1997 bonus and options to purchase 1,748 shares were in lieu of his fiscal 1998 annual base salary increase.

As noted, the Company has historically focused on stock options in the context of equity-based incentives. During the past few months, the HRCC, with the assistance of a consulting firm, has been reviewing the Company's general compensation philosophy and overall compensation programs, including, in particular, possible additional stock-based programs designed to increase the level of employee stock ownership in general. As a result of its review, the HRCC intends to present to the Board of Directors for approval two related programs, an employee stock purchase plan (the "Employee Plan") and a management stock purchase plan (the "Management Plan").

The purpose of the Employee Plan would be to encourage broad-based employee stock ownership and increase general employee interest in the Company. An additional purpose of the Management Plan would be to link the benefits which may be received by participants to performance and continued employment.

As indicated, the proposed programs are currently being developed for recommendation by the HRCC to the Board of Directors. Upon approval by the Board of Directors, such programs would be presented to the holders of the Class A Stock for their approval. Such approval may be sought before the 1999 annual meeting of stockholders, in which case, a description of the proposed programs would be provided to the holders of Common Stock, for their information, prior to seeking the approval of the holders of Class A Stock.

The HRCC is comprised of six outside directors, none of whom is an employee or former employee of the Company or a director of another corporation that requires specific disclosure of such relationship in the proxy statement.


                            HUMAN RESOURCES AND COMPENSATION COMMITTEE

                                      John G. McDonald (Chairperson)
                                      Ramon C. Cortines
                                      Alonzo A. Crim
                                      Charles T. Harris III
                                      Andrew S. Hedden
                                      Mae C. Jemison

                        MATTERS SUBMITTED TO STOCKHOLDERS

                    ELECTION OF DIRECTORS AND RELATED MATTERS

o  SETTING THE NUMBER OF DIRECTORS

      The Board of Directors has recommended fixing at 15 the number of directors constituting the full Board of Directors until the next annual meeting. Proxies for the Class A Stock, unless otherwise directed, will be voted in favor of this recommendation.

RECOMMENDATION

      THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF CLASS A STOCK VOTE FOR FIXING AT 15 THE NUMBER OF DIRECTORS CONSTITUTING THE FULL BOARD OF DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of Class A Stock present and entitled to vote on this item at the Annual Meeting is required.


o  ELECTION OF DIRECTORS

      The Board of Directors has designated the persons listed below under the sections captioned "Nominees for Election By Holders of Class A Stock" and "Nominees for Election by Holders of Common Stock" of this proxy statement for nomination to serve as directors of the Company until the next annual meeting and until their respective successors are elected and qualified, or until their earlier retirement, resignation or removal.

      Proxies are solicited in favor of the 12 nominees to be elected by the holders of Class A Stock and the three nominees to be elected by the holders of Common Stock, and it is intended that the proxies will be voted for such nominees unless otherwise specified. Should any one or more of the nominees become unable to serve for any reason, unless the Board of Directors by resolution provides for a lesser number of directors, the persons named in the enclosed proxy will vote for the election of a substitute nominee or nominees. The Board of Directors has no reason to believe that any nominees will be unable to serve.

RECOMMENDATION

      THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF THE CLASS A STOCK VOTE FOR EACH OF THE 12 NOMINEES FOR ELECTION BY SUCH HOLDERS. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of shares of Class A Stock present and entitled to vote on this item at the Annual Meeting is required to elect nominees.

      THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE FOR EACH OF THE THREE NOMINEES FOR ELECTION BY SUCH HOLDERS. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock present and entitled to vote on this item at the Annual Meeting is required to elect the nominees.



NOMINEES FOR ELECTION BY HOLDERS OF CLASS A STOCK


NAME                       PRINCIPAL OCCUPATION OR EMPLOYMENT                  AGE       DIRECTOR SINCE*
Richard Robinson           Chairman of the Board, President and Chief           61            1971
                           Executive Officer of the Company

Rebeca M. Barrera          President, National Latino Children's Institute,     51            1995
                           Austin, TX

Helen V. Benham            Corporate Vice President, Early Childhood            48            1992
                           Advisor of the Company

Frederic J. Bischoff       Retired Executive Vice President and Chief           59            1995
                           Financial Officer of the Company

John Brademas              President Emeritus, New York University,             71            1982
                           New York, NY

John C. Burton             Professor of Accounting and Finance, Graduate        65          1968-1972
                           School of Business, Columbia University,                           1978
                           New York, NY

Charles T. Harris III      Limited Partner, Goldman, Sachs & Co.,               46            1996
                           New York, NY

Andrew S. Hedden           Partner, Coudert Brothers, New York, NY              57            1991

Mae C. Jemison             President, The Jemison Group, Inc., Houston, TX      41            1993

Richard A. Krinsley        Retired Executive Vice President of the Company      68            1991

Augustus K. Oliver         Private Investor, Oliver Management,                 48            1995
                           New York, NY

Richard M. Spaulding       Executive Vice President of the Company              61            1974


NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK

                                                                      DIRECTOR
NAME                PRINCIPAL OCCUPATION OR EMPLOYMENT      AGE         SINCE*


Ramon C. Cortines   Executive Director of the Pew Network    66         1995
                    for Standards-Based Reform at
                    Stanford University, Stanford, CA

Alonzo A. Crim      Professor, Spelman College,
                    Atlanta, GA                              69         1987

John G. McDonald    Professor of Finance, Graduate School
                    of Business, Stanford University,
                    Stanford, CA                             61         1985

--------------------------------------------------------------------------------

* The dates set forth above indicate the date such director was first elected as a director of the Company or Scholastic Inc., the Company's principal operating subsidiary.

RICHARD ROBINSON. Mr. Robinson has served as Chairman of the Board of the Company and/or Scholastic Inc. since 1982, as Chief Executive Officer since 1975 and as President since 1974. He has held various executive management and editorial positions with the Company since joining in 1962.

REBECA M. BARRERA. Ms. Barrera has been the President of the National Latino Children's Institute since 1997 and from 1990 to 1997 she was the Executive Director of Corporate Fund for Children, a non-profit organization dedicated to the strengthening of child and family programs through community resources. Prior to heading the Corporate Fund for Children, Ms. Barrera was president of Ninos Group, Inc., a private corporation specializing in child care programs, from 1981 to 1992.

HELEN V. BENHAM. Ms. Benham joined the Company in 1974, working first in the Book Club Art Department, then in the Text Division and later as Editorial Director in the Classroom Magazine Division. In 1990, she was named Vice
President and Publisher of the Early Childhood Division and in 1996 was named Corporate Vice President, Early Childhood Advisor.

FREDERIC J. BISCHOFF. Mr. Bischoff served as Executive Vice President and Chief Financial Officer of the Company and/or Scholastic Inc. from 1983 until his retirement in 1995.

JOHN BRADEMAS. Dr. Brademas was president of New York University from 1981 to 1992, when he became president emeritus. He served as a United States Representative in Congress for 22 years (1959-1981), the last four as House Majority Whip. He currently serves on the boards of Kos Pharmaceuticals, Loews Corporation, Oxford University Press-USA and Texaco, Inc. and the Consultant Panel to the Comptroller General of the United States. Dr. Brademas is chairman of the President's Committee on the Arts and the Humanities, National

Endowment for Democracy and the American Ditchley Foundation, and co-chairman of the Center for Science, Technology and Congress at the American Association for the Advancement of Science.

JOHN C. BURTON. Since 1978, Mr. Burton has been Professor of Accounting and Finance, Graduate School of Business, Columbia University, having served as Dean of the Graduate School of Business from 1982 to 1988. He was Chief Accountant of the Securities and Exchange Commission from 1972 to 1976 and Deputy Mayor for Finance of the City of New York from 1976 to 1977. From 1991 to 1994, Mr. Burton was also a member of the Board of Governors of the National Association of Security Dealers, Inc. Mr. Burton also served on the Consultants Panel to the Comptroller General of the United States.

RAMON C. CORTINES. Mr. Cortines has been Executive Director of the Pew Network for Standards-Based Reform at Stanford University since July 1996 and interim director of the Annenberg Institute for School Reform at Brown University since January 1998. From March to August 1997, he was the acting Assistant Secretary for the office for Educational Research and Improvement. From February through August of 1993, he served as Assistant Secretary (designate) for Intergovernmental and Interagency Affairs and for Human Resources, United States Department of Education. From 1993 to 1995, he was Chancellor of the New York City Public School System. In December 1992, Mr. Cortines chaired a Department of Education transition team for then President-elect Bill Clinton. Since 1956, Mr. Cortines has served six school districts, including Superintendent of
Schools for Pasadena (11 years), San Jose (two years) and San Francisco (6 years). Mr. Cortines is also a Trustee of The J. Paul Getty Trust and of Brown University and a member of the Board of Directors of Special Olympics International.

ALONZO A. CRIM. Mr. Crim has been a Professor of education at Spelman College since 1991 and at Georgia State University from 1988 to 1993. From 1973 to 1988, he was Superintendent of the Atlanta, Georgia Board of Education.

ANDREW S. HEDDEN. Mr. Hedden has been a partner of the law firm of Coudert Brothers since 1975 and has been associated with the firm since 1968.

CHARLES T. HARRIS III. Mr. Harris has been a limited partner with the investment firm of Goldman Sachs & Co. since 1996 and was a general partner from 1988 until 1996. He is a member of the Trustee Council of Phillips Exeter Academy, a trustee of the New Canaan Country School and a director and Chairman of the Alliance for Young Artists & Writers, Inc.

MAE C. JEMISON. Dr. Jemison has been President of The Jemison Group, Inc. since March 1993. Prior to developing The Jemison Group, Inc., Dr. Jemison was an astronaut with the National Aeronautics and Space Administration (NASA) from 1987 to 1993 and was a member of the Space Shuttle Endeavor Flight in September 1992.

RICHARD A. KRINSLEY. Mr. Krinsley was Executive Vice President, Children's Book Publishing of the Company and/or Scholastic Inc. from 1983 until his retirement in 1991. Prior to joining the Company, he was an Executive Vice President with Random House, Inc. He is also a director of Executive Telecard Ltd.

JOHN G. MCDONALD. Professor McDonald joined the faculty of Stanford University Graduate School of Business, where he is the IBJ Professor of Finance, in 1968. Professor McDonald serves on the board of directors of The American Funds Group (seven funds); Emerging Markets Growth Fund Inc.; Varian Associates, Inc.; TriNet Corp.; and Golden State Vintners Group. From January 1987 until January 1990, Professor McDonald was a member (and Vice Chairman in 1989-90) of the Board of Governors of the National Association of Securities Dealers, Inc.

AUGUSTUS K. OLIVER. Mr. Oliver has been a private investor with Oliver Management (and predecessor entities) since 1995. From 1984 to 1995, he was a partner at the investment banking and management firm of Gollust, Tierney and Oliver, and from 1975 to 1984, he practiced law with the firm of Skadden, Arps, Slate, Meagher and Flom, becoming a partner in 1983. Mr. Oliver is the grandson of a former Chairman of the Board of Directors of Scholastic Inc.

RICHARD SPAULDING. Mr. Spaulding has served as Executive Vice President of the Company and/or Scholastic Inc. since 1974. He has held various executive management positions with the Company since joining in 1960.


MEETINGS OF THE BOARD OF DIRECTORS  AND ITS  COMMITTEES

        Five meetings of the Board of Directors were held during the 1998 fiscal year. All incumbent directors attended 75% or more of the aggregate of such meetings and of the meetings held by all committees of the Board of which they were a member.

        The following are the current members and functions of the standing committees of the Board of Directors.

EXECUTIVE COMMITTEE. Richard Robinson (Chairperson),  Frederic J. Bischoff, John
C. Burton, Charles T. Harris III, Andrew S. Hedden, Richard A. Krinsley, Augustus K. Oliver and Richard M. Spaulding are the members of the Executive Committee. In the intervals between meetings of the Board of Directors, the Executive Committee is authorized to exercise, with certain exceptions, all of the powers of the Board in the management of the business and affairs of the Company. All action taken by the Executive Committee is submitted for ratification by the Board of Directors. The Executive Committee held one meeting during the fiscal year ended May 31, 1998.

AUDIT COMMITTEE. John C. Burton (Chairperson), Frederic J. Bischoff, Andrew S. Hedden and Augustus K. Oliver are the members of the Audit Committee. The functions performed by the Audit Committee include reviewing with the independent auditors their audit plan and the results of their audit (including their recommendations regarding internal controls), recommending to the Board of Directors the accounting firm to act as independent auditors for the upcoming fiscal year, reviewing the Company's financial accounting policies and decisions and reporting thereon to the Board prior to the issuance of annual financial statements and exercising general oversight over the Company's system of internal accounting controls. In addition, members of the Audit Committee review any non-audit services to be performed by the independent auditors and consider the possible effects of such services on the auditors' independence. The Audit Committee held three meetings during the fiscal year ended May 31, 1998.

FIDUCIARY COMMITTEE. Richard M. Spaulding (Chairperson),  John C. Burton, Andrew
S. Hedden, John G. McDonald and Augustus K. Oliver are the members of the Fiduciary Committee. This committee is responsible for recommending to the Board policies relating to the Retirement Income Plan for Employees of Scholastic Inc. and the Scholastic Inc. 401(k) Savings and Retirement Plan and making recommendations concerning the powers which the Board has reserved to itself under the Plans. The Fiduciary Committee held one meeting during the fiscal year ended May 31, 1998.

HUMAN RESOURCES AND COMPENSATION COMMITTEE. John G. McDonald (Chairperson), Ramon C. Cortines, Alonzo A. Crim, Charles T. Harris III, Andrew S. Hedden and Mae C. Jemison are the members of the Human Resources and Compensation Committee. This committee has the responsibility for setting the compensation of the Chief Executive Officer and reviewing the recommendations of the Chief
Executive Officer for compensation of corporate officers prior to approval by the Board. In addition, the names of all other staff members whose salaries are $100,000 or more per annum are made available to the Human Resources and Compensation Committee, together with such other data on employee compensation as is appropriate to enable the Human Resources and Compensation Committee to evaluate the Company's overall compensation plans and practices as a separate company and competitively within the industry. This committee also reviews the Company's Human Resource and Diversity Programs. This committee held four meetings during the fiscal year ended May 31, 1998.

NOMINATING COMMITTEE. Ramon C. Cortines (Chairperson), Rebeca M. Barrera, Charles T. Harris III and Mae C. Jemison are the members of the Nominating Committee. The functions of the Nominating Committee are to identify and recommend to the Board of Directors, through the Proxy Committee, candidates for election as directors and any changes it believes desirable in the size and composition of the Board, and to also recommend to the Board of Directors committee structure and membership and fees to be paid to directors for service on the Board and on Board committees. The Nominating committee held one meeting during the fiscal year ended May 31, 1998. The Nominating Committee would be pleased to receive suggestions from stockholders about persons it should consider recommending as possible members of the Board of Directors. Any such suggestion should be sent to the Nominating Committee of the Board of Directors, Scholastic Corporation, 555 Broadway, New York, New York 10012.

PROXY COMMITTEE. Richard Robinson (Chairperson), Andrew S. Hedden and Richard A. Krinsley are the members of the Proxy Committee. This committee considers the recommendations of the aforementioned Nominating Committee and makes recommendations to the Board as to the number and names of directors to submit as nominees to the stockholders for election. It also acts for management on any matters to be proposed at the annual meeting of stockholders. The Proxy Committee met once during the fiscal year ended May 31, 1998.

STOCK OPTION COMMITTEE. John G. McDonald (Chairperson), Charles T. Harris III and Andrew Hedden are the members of the Stock Option Committee. The Stock Option Committee administers the Company's 1992 Stock Option Plan and the 1995 Stock Option Plan. This committee held five meetings during the fiscal year ended May 31, 1998.

PUBLISHING AND PROGRAM COMMITTEE. Mae C. Jemison (Chairperson), Rebeca M. Barrera, John Brademas, Alonzo A. Crim and Richard A. Krinsley are members of the Publishing and Program Committee. This committee was established on December 11, 1997 for the purpose of reviewing and advising management of the Company on the strategic development of properties and programs. This committee met once during the fiscal year ended May 31, 1998.


DIRECTOR  COMPENSATION

        For the fiscal year ended May 31, 1998, each non-employee director of the Company was paid a cash annual retainer of $25,000 for his or her services as a director and a $1,500 annual chairman fee for each committee he or she chaired. The Company reimburses directors for travel, lodging and related expenses they may incur in connection with their services as directors.

        In September 1997, the Class A stockholders approved and the Company adopted the 1997 Outside Directors' Stock Option Plan (the "1997 Directors' Plan"). Under the terms of the 1997 Directors' Plan, each non-employee director is automatically granted, on January 7 of each year (or, if not a business day, the next succeeding business day), an option to purchase 3,000 shares of the Company's Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on the date of grant. On January 7, 1998, non-employee directors (other than Andrew S. Hedden, who declined his award) were each granted options to purchase 3,000 shares of Common Stock at an exercise price of $35.75. The options vest one year from the date of grant and expire on January 7, 2008.

        In 1995, the Company adopted the Directors' Deferred Compensation Plan. This plan permits directors to defer 50% or 100% of their cash retainers and meeting fees. Deferred amounts accrue interest at a rate equal to the 30-year treasury bill rate and are paid in cash, upon the later of termination from Board service or age 62, unless paid earlier due to death, disability, change of control of the Company or severe financial hardship. Four directors have chosen to have 100% of their director's compensation deferred and one director had chosen to have 50% of such compensation deferred. For the fiscal year ended May 31, 1998, the Company recorded $16,375 in accrued interest under this plan.


CERTAIN  TRANSACTIONS  AND  CERTAIN  RELATIONSHIPS

        Under a non-qualified pension agreement with Richard A. Krinsley, (a former executive officer and current director of the Company), the Company is obligated to provide Mr. Krinsley with pension benefits determined by reference to the projected benefit for Mr. Krinsley under the pension plan of his prior employer. As of his retirement on September 30, 1991, Mr. Krinsley had earned annual benefits under such agreement in the amount of $41,974.

        Andrew S. Hedden is a partner of the law firm of Coudert Brothers, which has provided legal services to the Company in the past and is expected to continue to do so in the future.

        From time to time, the Company receives investment banking services from Goldman, Sachs & Co., of which Charles T. Harris III is a limited partner.

        There are no family relationships among the directors and executive officers of the Company, except for Richard Robinson and Helen V. Benham who are directors and executive officers of the Company and husband and wife.


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has recommended to the Board of Directors the selection of Ernst & Young LLP ("Ernst & Young") to be the independent auditors of the Company for the fiscal year ending May 31, 1999. Ernst & Young has acted as independent auditors for the Company and its predecessors since 1938. This selection will be submitted for ratification at the Annual Meeting. Representatives of Ernst & Young will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the holders of Class A Stock do not elect to ratify the appointment of Ernst & Young, the selection of independent auditors will be reconsidered by the Audit Committee.

        During the fiscal year ended May 31, 1998, Ernst & Young served as the Company's independent auditors. It is the belief of the Audit Committee that the financial relationship between the Company and its independent auditors should be fully disclosed to the stockholders. The fees and expenses for audit and other services provided by Ernst & Young to the Company and its domestic and foreign subsidiaries with respect to the fiscal year ended May 31, 1998 were $871,323. This fee includes certain non-audit services provided by Ernst & Young to the Company for which they were paid $373,948 (42.9% of total fees and expenses), which were related primarily to tax and financial accounting advice on various proposed transactions and to general accounting assistance.


RECOMMENDATION

        THE BOARD OF DIRECTOR RECOMMENDS THAT HOLDERS OF THE CLASS A STOCK RATIFY THE SELECTION OF ERNST & YOUNG LLP TO BE THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MAY 31, 1999. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of shares of the Class A Stock present and entitled to vote on this item at the Annual Meeting is required to ratify the selection.



                    DIRECTORS' PROPOSAL TO APPROVE AND ADOPT
             AMENDMENT NO. 1 TO INCREASE THE SHARES OF COMMON STOCK
                         RESERVED FOR ISSUANCE UNDER THE
                  SCHOLASTIC CORPORATION 1995 STOCK OPTION PLAN

        The Board of Directors by Action of the Stock Option Committee, has unanimously approved and is submitting to the holders of Class A Stock, for their consideration, an amendment to the Scholastic Corporation 1995 Stock Option Plan (the "1995 Plan") to increase the number of shares reserved for issuance under the 1995 Plan by 1,500,000 shares of Common Stock. The 1995 Plan provides for the grant of stock options, including non-qualified stock options ("NSOs") and incentive stock options ("ISOs"), and currently provides that options to purchase no more than 2,000,000 shares of Common Stock may be issued under the plan.

        Stock options have historically been the Company's primary form of long-term incentive compensation and are granted as a means to motivate superior performance and to directly link the economic interests of executives and other key employees with those of stockholders.

        During the fiscal years ended May 31, 1998 and 1997, the Company's compensation policies were revised to increase the variable component of the total compensation package. A total of 197 individuals received stock options to purchase an aggregate of 1,820,849 shares of Common Stock under the 1995 Plan during the fiscal year ended May 31, 1998. Of the awards granted, options to purchase 217,060 shares were awarded in July 1997 in lieu of cash bonuses for the fiscal year ended May 31, 1997 and base salary increases for the year end May 31, 1998. Subsequent to the 1998 fiscal year end, additional stock options were awarded to officers and employees of the Company and its subsidiaries and included awards to 19 first-time recipients. At August 6, 1998, options to purchase a total of 17,075 shares of Common Stock remained available for grant under the 1995 Plan.

Approval is sought from the holders of Class A Stock to increase the number of shares of Common Stock available for issuance 1,500,000. The Board of Directors believes that this increase of shares is in the best interests of the Company and its stockholders to insure that a sufficient number of additional shares will be available for the continued implementation of the Company's compensation policy, which is designed to base compensation in significant part on the future performance of the Company in order to further align the interests of its officers, key employees and consultants with its stockholders. The text of the proposed amendment to the 1995 Plan is attached as Appendix I to this proxy statement.

        DESCRIPTION OF THE 1995 PLAN. The following is a summary of the 1995 Plan and is qualified in its entirety by reference to the complete text of the 1995 Plan. In addition, the tax discussion concerning various awards is general in nature and does not purport to be complete.

        The 1995 Plan was approved by the holders of Class A Stock and became effective as of September 21, 1995 for a term of 10 years. The aggregate number of shares of Common Stock as currently authorized under the 1995 Plan may not exceed 2,000,000 shares of Common Stock.

  The 1995 Plan is  administered  by a
committee of the Board of Directors (the "Committee") which is composed of at least two or more directors who are not officers or employees of Scholastic and who are disinterested persons, within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and who are outside directors, within the meaning of the proposed Treasury regulations issued pursuant to
Section  162(m) of the Code.

        Participants in the 1995 Plan are selected by the Committee, in accordance with the terms of the 1995 Plan, from officers, key employees and consultants of the Company and its subsidiaries who are expected to make significant contributions to the Company. The Committee has exclusive power to select the individuals who receive stock option awards under the 1995 Plan and to determine the number of shares of Common Stock to be covered and the terms, including any vesting schedule, of the awards. Participants may be selected and stock options may be granted at any time during the ten year period that awards may be made under the 1995 Plan.

        The 1995 Plan only permits the grant of stock option awards. The purchase price per share of Common Stock subject to any option may not be less than 100% of the fair market value of the stock on the date the option is granted. The terms of each option are fixed by the Committee, provided that no ISO may be exercisable more than ten years from its grant date. Options may be exercised either by (1) payment in full or the purchase price, either in cash or in whole or in part in Common Stock, or (2) delivery of a properly executed notice together with irrevocable instructions to a securities broker to deliver promptly to the Company proceeds in the amount of the purchase price from the sale of the option shares.

        With respect to an ISO award, generally the participant will recognize no taxable gain or loss for regular income tax purposes when the ISO is granted or exercised. However, upon exercise, the spread between the fair market value and the exercise price will be an adjustment for purposes of determining the participant's alternative minimum tax. If the shares acquired upon the exercise of an ISO are held for at least one year after exercise and two years after grant (the "Holding Periods"), any gain will be taxed as a long-term capital gain at the time of any sale or other taxable disposition of the shares. If the shares are not held for the Holding Periods, any gain realized upon sale (up to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise) will be ordinary income. Any gain in excess of such amount will be taxed as a short or long-term capital gain, as the case may be. The Company will be allowed a federal income tax deduction equal to the amount of any ordinary income recognized in connection with a sale prior to the end of the Holding Periods.

        With respect to an NSO award, generally the participant will recognize no taxable income at the time of grant. Upon exercise of an NSO, the participant will recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The participant will recognize a short or long-term capital gain or loss on any gain or loss realized on the subsequent sale or other taxable disposition of the shares. The Company will be allowed a federal income tax deduction on the date of exercise in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.

        It is not possible to predict the benefits that may accrue to any individual or group of individuals under the 1995 Plan, since awards will be based on future events and financial results that cannot be ascertained at this time. The table below sets forth stock option awards that have been granted under the 1995 Plan as of August 6, 1998 to the individuals and groups specified.

--------------------------------------------------------------------------------
GROUP                                                  STOCK OPTION AWARDS
--------------------------------------------------------------------------------
All current executive officers as a group                  757,600
--------------------------------------------------------------------------------
All current directors, excluding executive officers,
 as a group                                                      0
--------------------------------------------------------------------------------
All employees, excluding executive officers and
 directors, as a group                                   1,063,249
--------------------------------------------------------------------------------

        On August 6, 1998, the closing price of the Company's Common Stock on the National Association of Securities Dealers, Inc., Automated Quotations - National Market System was $42.00.

        The Board of Directors continues to believe that stock based incentives are important factors in attracting, retaining, motivating and rewarding officers, key employees and consultants and also closely aligns their interests with those of stockholders, compensation is based on the future performance of the Company. Therefore, the Board of Directors recommends that the holders of Class A Stock approve Amendment No. 1 to the 1995 Plan to authorize the reservation of an additional 1,500,000 shares of Common Stock for issuance under the 1995 Plan, which amount constitutes approximately 9.7% of the Company's Common Stock outstanding on August 6, 1998. The text of the proposed Amendment No. 1 to the 1995 Plan is attached as Appendix I to this proxy statement.


RECOMMENDATION

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF CLASS A STOCK VOTE FOR APPROVAL AND ADOPTION OF AMENDMENT NO. 1 TO THE SCHOLASTIC CORPORATION 1995 STOCK OPTION PLAN TO INCREASE THE SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE 1995 PLAN. Assuming the presence of a quorum, the affirmative vote by the holders of a majority of the outstanding shares of Class A Stock is required to approve the amendment.


                     STOCKHOLDER PROPOSALS FOR 1999 MEETING

        A proposal by a shareholder for inclusion in the Company's proxy statement and form of proxy for the 1999 annual meeting of stockholders must be received by the Company at 555 Broadway, New York, New York 10012-3999,
Attention: Charles B. Deull, Senior Vice President and Secretary, on or before April 28, 1999 in order to be eligible for inclusion. A proposal by a shareholder submitted outside he processes of Rule 14a-8 of the Securities Exchange Act of 1934 must be received by the Company at the above address on or before July 12, 1999, or it will be considered untimely.


                                  OTHER MATTERS

        The Board of Directors of the Company is not aware of any other matters to come before the Annual Meeting. If any other matter should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

                                          By Order of the Board of Directors



                                          Charles B. Deull
                                          Senior Vice President and Secretary

                                                                      APPENDIX I


                             AMENDMENT NO. 1 TO THE
                 SCHOLASTIC CORPORATION 1995 STOCK OPTION PLAN

        WHEREAS, the Scholastic Corporation (the "Company") 1995 Stock Option Plan (the "Plan") was approved by the holders of Class A Stock at the 1995 Annual Meeting of Stockholders and became effective on September 21, 1995; and

        WHEREAS, pursuant to Section 6 of the Plan, the Board of Directors retained the right to amend the Plan;

        NOW, THEREFORE, subject to the approval of this Amendment No. 1 by holders of the Company at the 1998 Annual Meeting of Stockholders, the Plan is amended as follows:

1. Section 5 of the Plan is amended to delete the first paragraph and to insert in lieu thereof a new first paragraph, to read as follows:

              The aggregate number of shares of Common Stock reserved for issuance pursuant to the Plan shall be 3,500,000, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 8(i) hereof.

2. This Amendment No. 1 to the Plan shall be effective, if at all, upon its approval by the holders of Class A Stock at the Company's 1998 Annual Meeting of Stockholders.










                                      A-1